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                                                                    EXHIBIT 99.1

P. O. BOX 4324
HOUSTON, TEXAS  77210-4324
713/880-6500

ENTERPRISE PRODUCTS PARTNERS L.P.

                                    FOR IMMEDIATE RELEASE
                                    CONTACT:  Gary Miller
                                    PHONE:    (713) 880-6500



                       ENTERPRISE PRODUCTS PARTNERS L.P.
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                    ANNOUNCES COMMON UNIT REPURCHASE PROGRAM
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        HOUSTON (Monday, October 19, 1998) -- Enterprise Products Partners L.P.
(NYSE: "EPD") today announced that its affiliate, Enterprise Products Company
(EPCO), intends to purchase up to 500,000 common units of Enterprise Products Partners L.P. Subject to market conditions, the purchases may be effected by EPCO from time to time through solicited or unsolicited transactions in the market or in privately negotiated transactions.

        EPCO owns, through a subsidiary, approximately 73.7 percent of Enterprise Products Partners outstanding common units and approximately 82.1 percent of its outstanding total units. Pursuant to an agreement entered into in connection with Enterprise Products Partners initial public offering, the senior management and employees of EPCO manage the day-to-day business of Enterprise Products Partners. EPCO has advised Enterprise Products Partners that it intends to use the units purchased in connection with the initiation of a common unit option plan for EPCO's senior management and key personnel. The funds of Enterprise Products Partners will not be used in connection with the purchase program, and the amount of its minimum quarterly distribution will not be affected.

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                                               Enterprise Products Partners L.P.
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        "This program reflects our confidence in the value of Enterprise
Products Partners common units, resulting in our belief that unitholder value will be enhanced by this program," said Dan L. Duncan, chairman of the board of Enterprise Products Partners and chairman and controlling shareholder of EPCO. "The purchases will help to offset any dilution of EPCO's ownership in Enterprise Products Partners from stock compensation programs."

        Enterprise Products Partners L.P. is a leading integrated provider of processing and transportation services to producers of natural gas liquids ("NGL") and consumers of NGL products. Enterprise Products Partners also separates high purity propylene from refinery-sourced propane/propylene mix and transports high purity propylene to plastics manufacturers by pipeline. Products processed are generally used as feedstocks in petrochemical manufacturing, in the production of motor gasoline and fuel for residential and commercial heating.

        Enterprise Products Partners L.P. processing operations are concentrated at Mont Belvieu, Texas. Facilities they operate there include one of the largest NGL fractionation and MTBE production facilities in the United States, the largest butane isomerization complex in the United States and two propylene fractionation units.

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                                               Enterprise Products Partners L.P.
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        Enterprise Products Partners L.P. also owns and operates a network of approximately 500 miles of pipeline throughout the Gulf Coast and a fractionation facility in Petal, Mississippi with a capacity of 7,000 barrels per day. They lease and operate one of only two commercial NGL import/export terminals on the Gulf Coast and NGL storage wells with approximately 35 million barrels of capacity.

        This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 as well as assumptions made by, and information currently available to, management. Although Enterprise Products Partners believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

        For additional information, contact Enterprise Products Partners L.P. investor relations at (713) 880-6500.

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